ARC Reports Quarterly and Annual Results Above Expectations - 2018 Sales Grow Despite Headwinds, EPS and Cash Provided by Operating Activities Above Forecast, Meets Adjusted EBITDA Forecast

WALNUT CREEK, CA – (February 26, 2019) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the fourth quarter and full year ended December 31, 2018.

Financial Highlights:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(All dollar amounts in millions, except EPS)	2018	2017	2018	2017
Net Sales	$98.4	$97.1	$400.8	$394.6
Gross Margin	32.7%	30.3%	32.6%	31.4%
Net income (loss) attributable to ARC	$1.6	$(12.2)	$8.9	$(21.5)
Adjusted net income attributable to ARC	$1.6	$0.9	$8.5	$6.8
Earnings (loss) per share - Diluted	$0.04	$(0.27)	$0.20	$(0.47)
Adjusted earnings per share - Diluted	$0.03	$0.02	$0.19	$0.15
Cash provided by operating activities	$24.9	$15.6	$55.0	$52.4
EBITDA	$12.1	$11.3	$51.0	$33.2
Adjusted EBITDA	$12.7	$12.0	$53.4	$54.0
Capital Expenditures	$4.5	$1.9	$14.9	$9.1
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$127.2	$144.4
Management Commentary
“ARC delivered overall revenue growth of 1.6% for 2018, driven by more than a 3% increase in sales from CDIM,” said K. "Suri" Suriyakumar CEO of ARC Document Solutions. “Considering that our primary strategic objective has been to protect print revenue in the face of declining volume, driving company-wide sales growth from print with the help of our technology initiatives is a remarkable achievement. We also capitalized on our growth by posting significant year-over-year improvements in gross margin, beating our own estimates for cash flow from operations and exceeding our earnings per share expectations.”
“Our performance also contributed to ARC achieving its target of annual adjusted EBITDA of $53.4 million despite our higher-than-usual medical costs,” Mr. Suriyakumar continued. “Absent those expenses for the year, annual adjusted EBITDA would have been nearly $3 million higher than our 2017 results. I’m very proud of our team.”
“Essentially, we did exactly what we planned to do, and ARC’s annual and quarterly performance demonstrated our success,” said Jorge Avalos, Chief Financial Officer for ARC Document Solutions. “We’ve delivered our third consecutive quarter of revenue growth, and our second consecutive quarter of adjusted EBITDA growth. Cash flow from operations for the quarter grew by $9.3 million, and EPS of four cents for the quarter contributed to our strong annual performance. With the additional debt reduction of $5 million during the quarter, we also continued to improve our capital structure.”

2018 Fourth Quarter Supplemental Information:
Net sales were $98.4 million, a 1.3% increase compared to the fourth quarter of 2017.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of our total net sales, while customers outside of construction made up approximately 21% of our total net sales.

Total number of MPS locations at the end of the fourth quarter has grown to approximately 10,500, a net gain of approximately 400 locations over Q4 2017.

Adjusted EBITDA excludes loss on extinguishment and modification of debt, goodwill impairment, and stock-based compensation expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Services and Product Line	2018	2017	2018	2017
CDIM	51.9%	51.6%	52.7%	52.0%
MPS	32.1%	32.7%	32.1%	32.8%
AIM	3.5%	3.1%	3.3%	3.2%
Equipment and supplies sales	12.5%	12.6%	11.9%	12.0%

Outlook
Management introduced its annual outlook for 2019, anticipating fully-diluted annual adjusted earnings per share to be in the range of $0.17 to $0.22; annual cash provided by operating activities is projected to be in the range of $47 million to $52 million; and annual adjusted EBITDA is forecast to be in the range of $52 million to $57 million.

Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Tuesday, February 26, 2019, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2018 fourth quarter and fiscal year. To access the live audio call, dial (877) 823-7014. The conference code is 7591655. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.
About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes documents and information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "forecast", "outlook", "anticipate", "projected", and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	December 31,	December 31,
Current assets:	2018	2017
Cash and cash equivalents	$29,433	$28,059
Accounts receivable, net of allowances for accounts receivable of $2,016 and $2,341	58,035	57,011
Inventories, net	16,768	19,937
Prepaid expenses	4,937	4,208
Other current assets	6,202	5,266
Total current assets	115,375	114,481
Property and equipment, net of accumulated depreciation of $199,480 and $198,693	70,668	64,245
Goodwill	121,051	121,051
Other intangible assets, net	5,126	9,068
Deferred income taxes	24,946	28,029
Other assets	2,550	2,551
Total assets	$339,716	$339,425
Current liabilities:
Accounts payable	$24,218	$24,289
Accrued payroll and payroll-related expenses	17,029	12,617
Accrued expenses	17,571	17,201
Current portion of long-term debt and capital leases	22,132	20,791
Total current liabilities	80,950	74,898
Long-term debt and capital leases	105,060	123,626
Other long-term liabilities	6,404	3,290
Total liabilities	192,414	201,814
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 48,492 and 47,913 shares issued and 45,818 and 45,266 shares outstanding	48	48
Additional paid-in capital	123,525	120,953
Retained earnings	29,397	20,524
Accumulated other comprehensive loss	(3,351)	(1,998)
	149,619	139,527
Less cost of common stock in treasury, 2,674 and 2,647 shares	9,350	9,290
Total ARC Document Solutions, Inc. stockholders’ equity	140,269	130,237
Noncontrolling interest	7,033	7,374
Total equity	147,302	137,611
Total liabilities and equity	$339,716	$339,425

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Service sales	$86,140	$84,867	$353,300	$347,326
Equipment and supplies sales	12,273	12,243	47,484	47,253
Total net sales	98,413	97,110	400,784	394,579
Cost of sales	66,255	67,638	269,934	270,556
Gross profit	32,158	29,472	130,850	124,023
Selling, general and administrative expenses	27,342	25,349	109,122	101,889
Amortization of intangible assets	926	1,030	3,868	4,280
Goodwill impairment	—	—	—	17,637
Income from operations	3,890	3,093	17,860	217
Other income, net	(18)	(21)	(81)	(81)
Loss on extinguishment and modification of debt	—	—	—	230
Interest expense, net	1,444	1,500	5,880	6,179
Income (loss) before income tax provision	2,464	1,614	12,061	(6,111)
Income tax provision	808	13,670	3,334	15,244
Net income (loss)	1,656	(12,056)	8,727	(21,355)
(Income) loss attributable to noncontrolling interest	(44)	(101)	146	(156)
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$1,612	$(12,157)	$8,873	$(21,511)
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.04	$(0.27)	$0.20	$(0.47)
Diluted	$0.04	$(0.27)	$0.20	$(0.47)
Weighted average common shares outstanding:
Basic	45,009	45,414	44,918	45,669
Diluted	45,218	45,414	45,050	45,669

ARC Document Solutions Consolidated Statements of Cash Flows	Three Months Ended		Twelve Months Ended
(In thousands) (Unaudited)	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net income (loss)	$1,656	$(12,056)	$8,727	$(21,355)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for accounts receivable	446	382	1,083	1,249
Depreciation	7,311	7,256	29,019	29,043
Amortization of intangible assets	926	1,030	3,868	4,280
Amortization of deferred financing costs	57	60	232	306
Goodwill impairment	—	—	—	17,637
Stock-based compensation	621	696	2,445	2,947
Deferred income taxes	953	12,757	3,128	13,802
Deferred tax valuation allowance	(211)	543	(140)	1,031
Loss on extinguishment and modification of debt	—	—	—	230
Other non-cash items, net	(113)	284	(314)	(56)
Changes in operating assets and liabilities:
Accounts receivable	3,827	1,752	(2,767)	2,158
Inventory	1,446	(689)	2,737	(1,339)
Prepaid expenses and other assets	512	573	(1,814)	(556)
Accounts payable and accrued expenses	7,471	3,026	8,760	2,993
Net cash provided by operating activities	24,902	15,614	54,964	52,370
Cash flows from investing activities
Capital expenditures	(4,467)	(1,860)	(14,930)	(9,106)
Other	139	278	695	744
Net cash used in investing activities	(4,328)	(1,582)	(14,235)	(8,362)
Cash flows from financing activities
Proceeds from stock option exercises	—	22	—	96
Proceeds from issuance of common stock under Employee Stock Purchase Plan	27	30	127	133
Share repurchases	—	(3,381)	(60)	(3,381)
Contingent consideration on prior acquisitions	(60)	(60)	(236)	(275)
Early extinguishment of long-term debt	—	—	—	(14,150)
Payments on long-term debt agreements and capital leases	(5,831)	(5,456)	(23,031)	(65,516)
Borrowings under revolving credit facilities	7,625	8,250	16,875	63,100
Payments under revolving credit facilities	(11,500)	(12,125)	(32,375)	(21,800)
Payment of deferred financing costs	—	—	—	(270)
Net cash used in financing activities	(9,739)	(12,720)	(38,700)	(42,063)
Effect of foreign currency translation on cash balances	194	384	(655)	875
Net change in cash and cash equivalents	11,029	1,696	1,374	2,820
Cash and cash equivalents at beginning of period	18,404	26,363	28,059	25,239
Cash and cash equivalents at end of period	$29,433	$28,059	$29,433	$28,059
Supplemental disclosure of cash flow information:
Noncash financing activities:
Capital lease obligations incurred	$4,971	$4,478	$21,531	$25,192
Contingent liabilities in connection with the acquisition of businesses	$—	$—	$—	$27

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Service Sales
CDIM	$51,119	$50,052	$211,389	$205,083
MPS	31,594	31,782	128,775	129,479
AIM	3,427	3,033	13,136	12,764
Total services sales	86,140	84,867	353,300	347,326
Equipment and supplies sales	12,273	12,243	47,484	47,253
Total net sales	$98,413	$97,110	$400,784	$394,579

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows provided by operating activities	$24,902	$15,614	$54,964	$52,370
Changes in operating assets and liabilities	(13,256)	(4,662)	(6,916)	(3,256)
Non-cash expenses, including goodwill impairment	(1,753)	(14,722)	(6,434)	(37,146)
Income tax provision	808	13,670	3,334	15,244
Interest expense, net	1,444	1,500	5,880	6,179
(Income) loss attributable to noncontrolling interest	(44)	(101)	146	(156)
EBITDA	12,101	11,299	50,974	33,235
Loss on extinguishment and modification of debt	—	—	—	230
Goodwill impairment	—	—	—	17,637
Stock-based compensation	621	696	2,445	2,947
Adjusted EBITDA	$12,722	$11,995	$53,419	$54,049

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income (loss) attributable to ARC Document Solutions, Inc. shareholders to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$1,612	$(12,157)	$8,873	$(21,511)
Interest expense, net	1,444	1,500	5,880	6,179
Income tax provision	808	13,670	3,334	15,244
Depreciation and amortization	8,237	8,286	32,887	33,323
EBITDA	12,101	11,299	50,974	33,235
Loss on extinguishment and modification of debt	—	—	—	230
Goodwill impairment	—	—	—	17,637
Stock-based compensation	621	696	2,445	2,947
Adjusted EBITDA	$12,722	$11,995	$53,419	$54,049

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net income (loss) attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$1,612	$(12,157)	$8,873	$(21,511)
Loss on extinguishment and modification of debt	—	—	—	230
Goodwill impairment	—	—	—	17,637
Income tax benefit related to above items	—	—	—	(3,194)
Deferred tax impact due to new tax laws, valuation allowance and other discrete tax items	(51)	13,069	(341)	13,663
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$1,561	$912	$8,532	$6,825

Actual:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.04	$(0.27)	$0.20	$(0.47)
Diluted	$0.04	$(0.27)	$0.20	$(0.47)
Weighted average common shares outstanding:
Basic	45,009	45,414	44,918	45,669
Diluted	45,218	45,414	45,050	45,669

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.03	$0.02	$0.19	$0.15
Diluted	$0.03	$0.02	$0.19	$0.15
Weighted average common shares outstanding:
Basic	45,009	45,414	44,918	45,669
Diluted	45,218	45,804	45,050	46,207

See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures

EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and twelve months ended December 31, 2018 and 2017 to reflect the exclusion of loss on extinguishment and modification of debt, goodwill impairment, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items, including the impact of new tax laws enacted in 2017. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2018 and 2017.
We have presented adjusted EBITDA for the three and twelve months ended December 31, 2018 and 2017 to exclude loss on extinguishment and modification of debt, goodwill impairment, and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.